EXHIBIT 10 (e)

                         VOLUNTARY MANAGEMENT STOCK
                             ACCUMULATION PROGRAM









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EXHIBIT 10 (e)



                            Republic Bancorp Inc.
               Voluntary Management Stock Accumulation Program

                                  Section 1

                   Establishment of Plan; Purposes of Plan
                   ---------------------------------------

1.1 Establishment of Plan. The Company hereby establishes the Voluntary Management Stock Accumulation Program (the "Plan") for corporate and Subsidiary officers and other key employees.

1.2 Purposes of Plan. The purposes of the Plan are to provide officers and key management employees of the Company and its Subsidiaries with opportunities for increased stock ownership and to attract and retain officers and key employees of exceptional abilities.

                                  Section 2
                                  ---------

                                 Definitions
                                 -----------

The following words have the following meanings unless a different meaning is plainly required by the context:

2.1  "Act" means the Securities Exchange Act of 1934, as amended.

2.2  "Board" means the Board of Directors of the Company.

2.3  "Code" means the Internal Revenue Code of 1986, as amended.

2.4 "Committee" means the Personnel, Compensation & Nominating Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m)(4)(C)(i) of the Code.

2.5 "Common Stock" means the Common Stock of the Company, par value $5 per share.

2.6 "Company" means Republic Bancorp Inc., a Michigan corporation, and its successors and assigns.

2.7 "Disability" means the inability of a Participant to perform the duties of his position for a continuous period of more than six months by reason of any medically determinable physical or mental impairment.

2.8 "Market Value" shall mean the closing price per share of Common Stock, on the grant or purchase date in question, in the over-the-counter market, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no reported closing price for the



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Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of fair market value.

2.9 "Participant" means a corporate officer or any key employee of the Company or a Subsidiary who is selected by the Committee for participation in the Plan, pursuant to Section 3.1.

2.10 "Program Shares" means restricted shares of Common Stock purchased by a Participant under Section 5 of the Plan.

2.11 "RBI Stock Option Plan" means the Republic Bancorp Inc. 1998
Stock Option Plan.

2.12 "Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 65 years of age, or prior to age 65 with the consent of the Committee.

2.13 "Subsidiary" means a subsidiary corporation of the Company, as defined in Code Sections 424(f) and 424(g).

2.14 "Tandem Option" means an option granted to a Participant under Section 6 of the Plan as the result of a Participant's acquisition of Program Shares.

                                  Section 3
                                  ---------

                                Administration
                                --------------

3.1 Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or a Subsidiary. Except as limited in the Plan or as may be necessary to assure that the Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Plan, shall have full power and authority to interpret the provisions of the Plan and any related documents (such as option agreements) issued pursuant to the Plan and shall have full power and authority to supervise the administration of the Plan and Tandem Options granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

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3.2  Eligibility of Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine the persons who shall be selected as Participants. The Committee may delegate this authority to its Chairperson on such terms as the Committee determines, and may withdraw or limit such delegation at any time.

3.3 Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                  Section 4
                                  ---------

                          Shares Subject to the Plan
                          --------------------------

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 of the Plan, and subject to lower annual limits that may be established and announced by the Committee, an annual aggregate maximum of 100,000 shares of Common Stock shall be available to be purchased by Participants as Program Shares under the Plan and a total Plan maximum of 400,000 shares of Common Stock shall be available to be purchased as Program Shares under the Plan. In consequence, an annual aggregate maximum of 200,000 shares of Common Stock may be made subject to Tandem Options and a total Plan maximum of 800,000 shares of Common Stock may be made subject to Tandem Options. Additionally, an annual maximum of 10,000 shares of Common Stock shall pertain to purchases by a single Participant as Program Shares under the Plan, with a corresponding annual maximum of 20,000 shares of Common Stock that may be made subject to Tandem Options granted to a single Participant. All such shares shall be authorized and may be unissued shares.

4.2 Adjustments; Fractional Shares. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Tandem Options.

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                                  Section 5
                                  ---------

                       Acquisition of Restricted Stock
                       -------------------------------

5.1 General Operation of Voluntary Program. Each year while the Plan is in effect, the Committee may extend to Participants the opportunity, on the terms herein set forth, to elect to purchase Program Shares from the Company. If the opportunity results in the purchase of Program Shares by the Participant, then he or she shall also be granted a Tandem Option as hereinafter provided.

5.2  Election Procedures.

         (a) Election periods. A Participant's election to purchase Program Shares must be made during an annual election period. The election period for 1998 shall begin on the second business day following the close of the Company's annual meeting of shareholders scheduled for April 22, 1998, provided the Company's earnings for the first quarter of 1998 have then been released to the public for at least two business days prior to such annual meeting (otherwise on the second business day following such release date). Such period shall continue for a period of at least ten business days, as determined by the Committee and announced to Participants. The election period for 1999 and subsequent years shall begin on the second business day after the Company's earnings for the preceding year have been released to the public and shall continue for a period of at least ten business days, as determined by the Committee and announced to Participants. However, if during any election period there is, in the judgment of the Company's Chief Executive Officer, material information regarding the Company that has not been publicly disclosed, then (i) elections shall be suspended until a date selected by the Committee which follows public disclosure of such information, and (ii) the election period shall be extended for the number of business days encompassed by the suspension; provided that the Committee may determine to delay commencement of the election period until after public release of the Company's earnings for a subsequent calendar quarter. Notwithstanding any other provision of the Plan, all purchases of Stock under the Plan (whether purchase of Program Shares or exercise of Tandem Options) shall be subject to the Company's established policies on confidentiality and insider trading.

         (b) Elections. An election to purchase Program Shares shall be made in writing on a form prescribed by the Committee, specifying the dollar amount of the purchase price that Participant wishes to pay, and providing such additional information and setting such additional conditions as the Committee shall prescribe. The completed election form shall be delivered to the Company's President or its Vice President, Corporate Human Resources (or such other officer as the Committee may specify) and once so delivered shall be irrevocable. The Committee may establish rules and procedures

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         regarding elections, including the minimum number of Program
         Shares to be purchased.

5.3 Number of Program Shares to be Received. Subject to adjustment pursuant to Section 5.4, if a Participant timely delivers a proper election to purchase Program Shares, the number of Program Shares the Participant shall receive shall be the dollar amount designated in his/her election form divided by the Market Value of the Program Shares on the second business day following the close of the election period (hereinafter, the "Purchase Date"). However, no fractional Program Shares may be purchased under the Plan, so any fraction resulting from application of the above formula shall be multiplied by the Market Value used in applying the formula, and the resulting dollar amount shall be returned to the Participant.

5.4 Adjustments Due to Limits on Number of Shares. If the aggregate number of Program Shares that electing Participants otherwise would be entitled to purchase during any election period exceeds the overall limit on Program Shares available under Section 4.1, the number of Program Shares which each Participant may purchase shall be adjusted downward so as to be equal to the product (rounded downward to the nearest whole share) of: (a) the number of shares resulting from the Participant's election, multiplied by (b) a fraction, the numerator of which is the established annual maximum number and the denominator of which is the aggregate number of Program Shares resulting from all Participant elections during the election period.

5.5 Payment. The purchase price for Program Shares that a Participant has elected to purchase under Section 5.3 (adjusted, if applicable, under Section 5.4) shall be the Market Value of such shares on the Purchase Date. The purchase price shall be payable in full when the election form is filed pursuant to Section 5.2.

5.6 Restrictions; Certificates for Program Shares; Dividend and Voting Rights. Program Shares purchased by a Participant shall not be subject to forfeiture but shall be subject to restrictions as described below until the earlier of (a) the third anniversary of the Purchase Date, (b) the Participant's termination of employment for any reason, or (c) the Committee's determination (upon application by the Participant) that a "hardship" situation exists in respect of that Participant. (As used in the Plan, "hardship" means an unanticipated emergency situation in the Participant's financial affairs, beyond the Participant's control, including illness or an accident involving the Participant, his/her dependents or other family members, or any other significant financial emergency, as determined by the Committee in its sole discretion.) Notwithstanding any other Plan provision, any restrictions required in the opinion of the Company's counsel to assure compliance with applicable securities laws shall continue to apply, notwithstanding lapse of the other restrictions described in this Plan. The following restrictions shall apply: No Program Shares and none of the rights and privileges associated with such

                                     -5-

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shares may be sold, assigned, pledged, hypothecated, or otherwise transferred in any manner whatsoever, whether voluntarily, by operation of law, or otherwise, except pursuant to the laws of descent and distribution or by will or transfer to a trust for the benefit of the Participant and/or his immediate family. Any attempt to do any of the foregoing contrary to the provisions of the Plan shall be void and unenforceable against the Company. A certificate evidencing a Participant's Program Shares shall be issued in the Participant's name as soon as practicable after payment for the shares, and upon issuance of such certificate the Participant shall have all the rights of a record holder of the shares evidenced thereby, including dividend and voting rights, subject to the foregoing transfer restrictions. However, in order to enforce such restrictions, the Company shall retain and hold the certificate issued to evidence the Participant's Program Shares for so long as such restrictions continue in effect, and may place a legend noting such restrictions upon the certificate. As soon as practicable following the lapse of such restrictions, a certificate evidencing the Program Shares, free of any legend concerning such restrictions, shall be delivered to the Participant or, in the case of the Participant's prior death, to his or her beneficiary or personal representative.

5.7 Election as Consent. Delivery of a Participant's election to purchase Program Shares shall constitute the Participant's written consent to the transfer restrictions contemplated by the Plan upon all Program Shares purchased pursuant to such election and to possession by the Company of the certificate for such shares, pending the lapse of such restrictions.

5.8 Designation of Beneficiary. Each Participant may designate one or more beneficiaries to succeed to his/her rights under the Plan in the event of such Participant's death. Such designation shall be upon a form provided by the Committee and shall be filed with the Committee prior to the Participant's death. Any such designation may be rescinded by a Participant through written notice to the Committee or by the filing of a new designation. Upon a Participant's death, his/her designated beneficiary shall succeed to the Participant's rights as owner of Program Shares and holder of Tandem Options, subject to all restrictions and conditions provided in the Plan.

                                  Section 6
                                  ---------

                                Tandem Options
                                --------------

6.1 Grant of Tandem Options. Whenever a Participant purchases Program Shares under the Plan, the Participant shall also automatically be granted a Tandem Option under the RBI Stock Option Plan. Such option shall cover twice the number of shares purchased as Program Shares, shall have a per share exercise price equal to the Market Value of a share of Common Stock on the Participant's Purchase Date, shall first become fully exercisable on the third anniversary of the Purchase Date and (if not sooner exercised,

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terminated, canceled or forfeited as elsewhere provided in the Plan) shall expire on the date provided in the Tandem Option Agreement, which shall in no event be later than the tenth anniversary of the Purchase Date.

6.2 Tandem Option Agreements. Tandem Options shall be evidenced by agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the agreement, the terms and conditions of the RBI Stock Option Plan and this Section 6 shall govern.

6.3 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Tandem Option granted under the Plan shall be payable in cash.

6.4  Termination of Employment.

         (a) General. If a Participant is no longer employed by the Company or a Subsidiary for any reason other than the Participant's Retirement, death or Disability, his/her Tandem Options shall terminate immediately. For purposes of the Plan: (i) a transfer of a Participant from the Company to a Subsidiary, from a Subsidiary to the Company or between Subsidiaries or (ii) a leave of absence, duly authorized in writing by the Company and approved by the Committee shall not be deemed a termination of employment. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the Participant is no longer obligated to perform services for the Company or any of its Subsidiaries and the Participant's right to reemployment is not guaranteed either by statute or contract, regardless of whether the Participant continues to receive compensation from the Company or any of its Subsidiaries after such date.

         (b) Retirement. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Tandem Options in accordance with their terms for a period of three months after such termination of employment unless such Tandem Options earlier expire by their terms, to the extent that the Participant was entitled to exercise the Tandem Options on the date of termination. However, in the case of Retirement of a Participant who has (at the time of Retirement) completed ten years of service with the Company and/or its Subsidiaries but has not become entitled to exercise Tandem Options because three years have not elapsed since the applicable Purchase Date, such Participant may exercise a fractional share (A divided by 36) of those Tandem Options, where "A" represents the number of full months elapsed between the Purchase Date and the date of termination.

         (c) Disability. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to the

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         Participant's Disability, he or she may exercise his or her Tandem
         Options in accordance with their terms for three months after he or she ceases to be employed unless such Tandem Options earlier expire by their terms, to the extent that the Participant was entitled to exercise the Tandem Options on the date of such termination. However, in the case of Disability of a Participant who has not become entitled to exercise Tandem Options because three years have not elapsed since the applicable Purchase Date, such Participant may exercise a fractional share (A divided by 36) of those Tandem Options, where "A" represents the number of full months elapsed between the Purchase Date and the date of termination.

         (d) Death. If a Participant dies either while an employee or otherwise during a time when the Participant could have exercised Tandem Options, the Tandem Options issued to such Participant shall be exercisable in accordance with their terms by the beneficiary or personal representative of such Participant for a period of six months following the date of Participant's death, to the extent that the Participant was entitled to exercise the Tandem Options on the date of death. However, in the case of death of a Participant who has not become entitled to exercise Tandem Options because three years have not elapsed since the applicable Purchase Date, such Participant's beneficiary or personal representative may exercise a fractional share (A divided by 36) of those Tandem Options, where "A" represents the number of full months elapsed between the Purchase Date and the date of death.

                                  Section 7
                                  ---------

                              General Provisions
                              ------------------

7.1 Compliance With Laws; Listing and Registration of Shares. All issuances of Common Stock under the Plan and all Tandem Options granted under the Plan shall be subject to applicable laws, rules and regulations and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase (or subsequent sale) of shares or the grant or exercise of such Tandem Options, then the restrictions on sale of Common Stock shall not lapse and/or such Tandem Options shall not be exercised in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.2 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other

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stock-based awards and such arrangements may be either generally applicable or applicable only in specific cases.

7.3 No Right to Employment. Participation in this Plan shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

7.4 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

7.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                  Section 8
                                  ---------

                          Termination and Amendment
                          -------------------------

The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Tandem Option without the consent of the Participant, except according to the terms of the Plan or the Tandem Option. No termination, amendment or modification of the Plan shall become effective with respect to any Tandem Option previously granted under the Plan without the prior written consent of the Participant holding such Tandem Option unless such amendment or modification operates solely to the benefit of the Participant.

                                  Section 9
                                  ---------

                   Effective Date and Duration of the Plan
                   ---------------------------------------

This Plan shall take effect February 19, 1998, subject to approval by the Company's shareholders at the 1998 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. No Program Shares shall be purchased and no Tandem Options shall be granted under the Plan after February 18, 2008.

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